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                                                                   Exhibit 23(a)

              Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the captions "Unisource Summary Selected Historical Consolidated Financial Information," "Unisource Selected Historical Consolidated Financial Information," and "Experts" in the Preliminary Joint Proxy Statement/Prospectus of UGI Corporation and Unisource Worldwide, Inc. that is made a part of the Registration Statement (Form S-4, No. 333-00000) and related Prospectus of UGI Corporation for the registration of 39,788,898 shares of its common stock and to the incorporation by reference therein of our reports dated October 28, 1998, with respect to the consolidated financial statements and schedule of Unisource Worldwide, Inc. incorporated by reference and included in its Annual Report (Form 10-K) for the year ended September 30, 1998, filed with the Securities and Exchange Commission.


                                        ERNST & YOUNG LLP

                                        /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 25, 1999